                                                                    EXHIBIT 10.7

                              ZYMOGENETICS, INC.

                  SERIES B PREFERRED STOCK PURCHASE AGREEMENT



                               October 20, 2000

                               TABLE OF CONTENTS

         1.       Purchase and Sale of Stock............................................................  1

                  1.1      Sale and Issuance of Series B Preferred Stock................................  1

                  1.2      Closing......................................................................  2

         2.       Representations and Warranties of the Company.........................................  2

                  2.1      Organization, Valid Existence and Qualification..............................  2

                  2.2      Capitalization...............................................................  2

                  2.3      Subsidiaries.................................................................  3

                  2.4      Authorization................................................................  4

                  2.5      Valid Issuance of Preferred and Common Stock.................................  4

                  2.8      Litigation...................................................................  6

                  2.9      Intellectual Property........................................................  6

                  2.10     Restructuring Agreements.....................................................  8

                  2.11     Compliance with Other Instruments............................................  8

                  2.12     Agreements; Action...........................................................  9

                  2.13     Related-Party Transactions...................................................  9

                  2.14     Permits...................................................................... 10

                  2.15     Environmental Laws........................................................... 10

                  2.16     Registration Rights and Voting Rights........................................ 11

                  2.17     Title to Property and Assets................................................. 11

                  2.18     Employee Benefit Plans....................................................... 12

                  2.19     Tax Returns, Payments and Elections.......................................... 13

                  2.20     Employment and Labor Matters................................................. 13

                  2.21     Brokers......................................................................  14

                  2.22     Absence of Certain Developments..............................................  14

                  2.23     Illegal or Unauthorized Payments; Political Contributions....................  15

                  2.24     Insurance....................................................................  15

                  2.25     Full Disclosure..............................................................  15

                  2.26     Minute Books.................................................................  15

                  2.27     Knowledge....................................................................  16

         2A.      Representations and Warranties of Novo Nordisk........................................  16

                  2A.1     Restructuring Agreements.....................................................  16

                  2A.2     Intellectual Property........................................................  16

         3.       Representations and Warranties of the Investors.......................................  16

                  3.1      Authorization................................................................  16

                  3.2      Purchase Entirely for Own Account............................................  17

                  3.3      Disclosure of Information....................................................  17

                  3.4      Investment Experience........................................................  17

                  3.5      Accredited Investor..........................................................  18

                  3.6      Restricted Securities........................................................  18

                  3.7      Further Limitations on Disposition...........................................  18

                  3.8      Legends......................................................................  19

                  3.9      No Public Market.............................................................  19

         4.       Conditions of Investors' Obligations at Closing.......................................  19

                  4.1      Representations and Warranties...............................................  19

                  4.2      Performance..................................................................  20

                  4.3      Compliance Certificate.......................................................  20

                  4.4      Restated Articles; Secretary's Certificate...................................  20

                  4.5      Qualifications...............................................................  20

                  4.6      Rights Agreement.............................................................  20

                  4.7      Co-Sale Agreement............................................................  20

                  4.8      Shareholders' Agreement......................................................  20

                  4.9      Restructuring Agreements.....................................................  21

                  4.10     Executive Employment Agreement...............................................  21

                  4.11     Opinion of Company Counsel...................................................  21

                  4.12     Proceedings and Documents....................................................  21

         5.       Conditions of the Company's Obligations at Closing....................................  21

                  5.1      Representations and Warranties...............................................  21

                  5.2      Payment of Purchase Price....................................................  21

                  5.3      Qualifications...............................................................  21

                  5.4      Rights Agreement.............................................................  22

                  5.5      Co-Sale Agreement............................................................  22

                  5.6      Shareholders' Agreement......................................................  22

         6.       Covenants Pending Closing.............................................................  22

         7.       Miscellaneous.........................................................................  23

                  7.1      Survival of Warranties.......................................................  23

                  7.2      Successors and Assigns.......................................................  23

                  7.3      Governing Law; Jurisdiction; Venue...........................................  23

                  7.4      Counterparts.................................................................  23

                  7.5      Titles and Subtitles.........................................................  23

                  7.6      Notices......................................................................  24

                  7.7      Finder's Fee.................................................................  24

                  7.8      Fees and Expenses............................................................  24

                  7.9      Amendments and Waivers.......................................................  24

                  7.10     Severability.................................................................  25

                  7.11     Entire Agreement.............................................................  25

                  7.12     Exculpation Among Investors..................................................  25

         EXHIBIT A         Schedule of Investors

         EXHIBIT B         Form of Amended and Restated Articles of Incorporation

         EXHIBIT C         Form of Investors' Rights Agreement

         EXHIBIT D         Form of Series B Co-Sale Agreement

         EXHIBIT E         Form of Shareholders' Agreement

         EXHIBIT F         Schedule of Exceptions

         EXHIBIT G         Form of Opinion of Perkins Coie LLP

                  SERIES B PREFERRED STOCK PURCHASE AGREEMENT

         This SERIES B PREFERRED STOCK PURCHASE AGREEMENT ("Agreement") is made as of the 20th day of October, 2000, by and among ZymoGenetics, Inc., a Washington corporation (the "Company"), Novo Nordisk A/S, a Danish company ("Novo Nordisk"), Warburg, Pincus Equity Partners, L.P., Warburg, Pincus Netherlands Equity Partners I, C.V., Warburg, Pincus Netherlands Equity Partners II, C.V. and Warburg, Pincus Netherlands Equity Partners III, C.V. (collectively, "WPEP"), and the other investors listed on Exhibit A hereto
                                                          ---------
(collectively with WPEP, the "Investors", and individually, an "Investor").

                             W I T N E S S E T H:

         WHEREAS, the Investors desire to purchase and the Company desires to sell and issue shares of the Series B Convertible Preferred Stock of the Company; and

         WHEREAS, on the date hereof the Company is a wholly-owned indirect subsidiary of Novo Nordisk;

         NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged;

         THE PARTIES HEREBY AGREE AS FOLLOWS:

1.       Purchase and Sale of Stock

         1.1      Sale and Issuance of Series B Preferred Stock

                  (a) The Company shall adopt and file with the Secretary of State of the State of Washington on or before the Closing (as that term is defined in Section 1.2 below) the Amended and Restated Articles of Incorporation in the form attached hereto as Exhibit B (the "Restated Articles").
                               ---------

                  (b) On or prior to the Closing, the Company shall have authorized (i) the sale and issuance to the Investors of 4,011,768 shares Series B Convertible Preferred Stock ("Series B Shares") and (ii) the issuance of the shares of Voting Common Stock to be issued upon conversion of the Series B Shares (the "Conversion Shares"). The Series B Shares and the Conversion Shares shall have the rights, preferences, privileges and restrictions set forth in the Restated Articles.

                  (c) Subject to the terms and conditions of this Agreement, each Investor agrees, severally and not jointly, to purchase, and the Company agrees to sell and issue to each Investor, that number of Series B Shares set forth opposite such Investor's name on Exhibit A hereto for the purchase price set forth thereon.

         1.2   Closing

         The purchase and sale of 4,011,768 Series B Shares shall take place at the offices of Perkins Coie LLP, 1201 Third Avenue, 48/th/ Floor, Seattle, Washington, at 2:00 p.m. on the third business day following the satisfaction or waiver of the conditions set forth in Sections 4 and 5 hereto or at such later time and place as the Company and WPEP mutually agree upon orally or in writing (which time and place are designated as the "Closing"). At the Closing the Company shall deliver to each Investor a certificate representing the Series B Shares that such Investor is purchasing against payment of the purchase price therefor by cashier's check or wire transfer.

2.       Representations and Warranties of the Company

         The Company hereby represents and warrants to each Investor that, except as set forth on a Schedule of Exceptions attached hereto as Exhibit F
                                                                   ---------
(the "Schedule of Exceptions"), which exceptions shall be deemed to be representations and warranties as if made hereunder:

         2.1   Organization, Valid Existence and Qualification

         The Company is a corporation duly organized and validly existing under the laws of the State of Washington and has all requisite corporate power and authority to carry on its business as now conducted and as proposed to be conducted as described in the Private Placement Memorandum of the Company dated June 2000 (the "Proposed Business"). The Company is duly qualified to transact business and is in good standing as a foreign corporation in each jurisdiction where the character of the properties owned, leased or operated by it or the nature of its activities makes such qualification necessary, except where the failure to be so qualified would not have a material adverse effect on the Company, its financial condition, its business as presently conducted, the Proposed Business or any of its properties or material assets ("Material Adverse Effect").

         2.2   Capitalization

               (a) The authorized capital stock consists or will consist, upon the filing of the Restated Articles, of (i) One Hundred Million (100,000,000) shares of Voting Common Stock (the "Voting Common Stock") 3,275,700 shares of which are, or, upon the filing of the Restated Articles, will be issued and outstanding, (ii) Thirty Million (30,000,000) shares of Non-Voting Common Stock (the "Non-Voting Common Stock"), none of which are issued and outstanding, and
(iii) Thirty Million

(30,000,000) shares of Preferred Stock (the "Preferred Stock") 2,528,000 shares of which are, or, upon filing of the Restated Articles, will be designated Series A Convertible Preferred Stock ("Series A Shares"), all of which are , or, upon filing of the Restated Articles, will be issued and outstanding, and 4,011,768 shares of which will be designated Series B Convertible Preferred Stock, none of which are issued and outstanding. The outstanding shares of capital stock of the Company have been duly authorized and validly issued and are fully paid and non-assessable.

                  (b) The Company has or immediately prior to the Closing will have reserved (i) 2,528,000 shares of Non-Voting Common Stock for issuance upon conversion of the Series A Shares, (ii) 2,528,000 shares of Voting Common Stock for issuance upon conversion of the shares of Non-Voting Common Stock issuable upon conversion of the Series A Shares, (iii) 4,011,768 shares of Voting Common Stock for issuance upon conversion of the Series B Shares.

                  (c) The Company has or immediately prior to the Closing will have reserved 1,685,000 shares of Voting Common Stock for issuance to officers, employees, consultants, agents, advisors and independent contractors of the Company pursuant to the Company's Amended and Restated 2000 Stock Incentive Plan (the "Plan") 1,172,200 of which are, as of the date of this Agreement, subject to outstanding options, and 512,800 of which will be available for future issuance.

                  (d) Except for (i) the conversion privileges of the Series A Shares, the Series B Shares and the shares of Non-Voting Common Stock which may be issued upon conversion of the Series A Shares; (ii) the right of first refusal set forth in Section 2 of the Shareholders' Agreement; and (iii) options to purchase up to 1,685,000 shares of Common Stock reserved for issuance pursuant to the Plan; there are no options, warrants, conversion privileges or other rights (or agreements for any such rights) outstanding to purchase or otherwise obtain from the Company any of the Company's securities.

         2.3      Subsidiaries

         The Company does not presently own or control, directly or indirectly, any interest in any other corporation, association, or other business entity.

         2.4      Authorization

                  (a) All corporate action has been taken on the part of the Company, its officers, directors and shareholders necessary for the authorization, execution and delivery of this Agreement, that certain Investors' Rights Agreement in the form attached hereto as Exhibit C (the "Rights
                                                ---------
Agreement"), that certain Series B Co-Sale Agreement in the form attached hereto as Exhibit D (the "Co-Sale Agreement"), that
   ---------
certain Shareholders' Agreement in the form attached as Exhibit E (the
                                                        ---------
"Shareholders' Agreement," and together with the Rights Agreement and the Co-Sale Agreement, the "Related Agreements,") the performance of all obligations of the Company hereunder and thereunder; and this Agreement constitutes the valid and legally binding obligation of the Company, enforceable in accordance with their respective terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors' rights generally, and (ii) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies.

                  (b) All corporate action on the part of the Company, its officers, directors and shareholders necessary for the authorization, issuance (or reservation for issuance), sale and delivery of the Series B Shares being sold hereunder and the Conversion Shares issuable upon conversion of the Series B Shares will be taken prior to the Closing.

                  (c) Upon the execution and delivery thereof at the Closing, the Related Agreements will constitute valid and legally binding obligations of the Company, enforceable in accordance with their respective terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors' rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies, and (iii) to the extent the indemnification provisions contained in the Rights Agreement may be limited by applicable federal or state securities laws.

         2.5      Valid Issuance of Preferred and Common Stock

         The Series B Shares that are being purchased by the Investors hereunder, when issued, sold and delivered in accordance with the terms of this Agreement for the consideration expressed herein, will be duly and validly issued, fully paid, and nonassessable, and will be free of restrictions on transfer other than restrictions on transfer under this Agreement and the Related Agreements and under applicable state and federal securities laws. The Conversion Shares issuable upon conversion of the Series B Shares purchased under this Agreement have been duly and validly reserved for issuance and, upon issuance in accordance with the terms of the Restated Articles, will be duly and validly issued, fully paid, and nonassessable and will be free of restrictions on transfer other than restrictions on transfer under this Agreement and the Related Agreements and under applicable state and federal securities laws. Subject in part to the truth and accuracy of each Investor's representations set forth in Section 3 of this Agreement, the offer, sale and issuance of the Series B Shares as contemplated by this Agreement are exempt from the registration requirements of applicable state and federal securities laws. The outstanding shares of Common Stock and the outstanding Series A Shares are all duly and validly authorized and issued, fully paid and nonassessable, and were issued in accordance with the registration or qualification provisions of the Securities Act of 1933, as amended (the "Securities Act") and any relevant state securities laws, or pursuant to valid exemptions therefrom.

         2.6   Governmental Consents

         No consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any federal, state or local governmental authority on the part of the Company is required in connection the consummation of the transactions contemplated by this Agreement, except for (i) the filing of the Restated Articles with the Secretary of State of the State of Washington; (ii) the filing of notices of the sale of Series B Shares pursuant to Regulation D promulgated under the Securities Act and applicable state securities laws, which filings will be effected within 15 days of the Closing and (iii) compliance with the requirements of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

         2.7   Financial Statements

         The Company has delivered to the Investors (a) balance sheets and statements of operations, shareholders' equity and cash flows of the Company at and for the fiscal years ended December 31, 1997, 1998 and 1999 and accompanying notes, audited by PriceWaterhouseCoopers LLP, independent auditors and certified public accountants, and (b) unaudited balance sheets and unaudited statements of operations and cash flows of the Company at and for the nine months ending September 30, 2000. All the foregoing financial statements (including the notes thereto) are referred to as the "Financial Statements" and the balance sheet of the Company at September 30, 2000 is referred to as the "Balance Sheet". The Financial Statements have been prepared in conformity with GAAP consistently applied throughout the periods covered, except as may be indicated in the notes thereto, and present fairly the financial position, results of operations and changes in financial position of the Company at the dates and for the periods indicated, subject, in the case of the unaudited financial statements, to normal recurring period-end adjustments and except that the unaudited financial statements may not contain all of the notes required by GAAP. The Company has no liabilities or obligations of any nature (absolute, accrued or contingent) that are not fully reflected or reserved against in the Balance Sheet, as prescribed by GAAP, except (i) liabilities or obligations incurred since the date of the Balance Sheet in the ordinary course of business and consistent with past practice, and (ii) obligations under contracts made in the ordinary course of business that would not be required to be reflected in financial statements prepared in accordance with GAAP. The

Company maintains and will continue to maintain standard systems of accounting established and administered in accordance with GAAP.

         2.8      Litigation

         There is no action, suit, proceeding or investigation pending or, to the Company's knowledge, currently threatened against the Company that questions the validity of this Agreement or the Related Agreements, or the right of the Company to enter into such agreements, or to consummate the transactions contemplated hereby or thereby, or that might have, either individually or in the aggregate, a Material Adverse Effect, or result in any change in the current equity ownership of the Company. The Company is not a party or subject to the provisions of any order, writ, injunction, judgment or decree of any court or government agency or instrumentality. There is no action, suit, proceeding or investigation by the Company currently pending or that the Company intends to initiate.

         2.9      Intellectual Property

                  (a) To the best of the Company's knowledge, the Company has sufficient title to and ownership of or sufficient rights to use, license, sublicense, transfer, sell and assign all patents, patent applications, trade names, trademarks, trademark applications, trade dress, service marks, copyrights and mask works and all applications, registrations, and renewals in connection therewith, computer software, together with all data and documentation relating thereto, trade secrets, information, proprietary rights and processes ("Intellectual Property") necessary for its business as now conducted or the Proposed Business, without any conflict with or infringement of the rights of others. Except as disclosed in the Schedule of Exceptions, the Company has not granted any options or licenses relating to its Intellectual Property, is not a party to or bound by any options, licenses or agreements with respect to its Intellectual Property and has not entered into any agreements of any kind relating to the Intellectual Property of any other person or entity, in each case other than those options, licenses or other agreements which are not material to the business of the Company as conducted or the Proposed Business.

                  (b) The Schedule of Exceptions contains a complete list of patents, registered copyrights, registered trademarks and pending applications therefor owned by the Company, together with a complete list of such types of Intellectual Property under license to the Company. The Company has taken all reasonable action to maintain and protect each item of Intellectual Property owned by the Company and material to its business as conducted or the Proposed Business. To the best of the Company's knowledge, each patent or patent application owned by the Company and material to the business of the Company as conducted or the Proposed Business is valid and subsisting and in full force and effect, and is not subject to any taxes or other fees except for annual filing and maintenance fees. To the best of the Company's knowledge, each license which is material to the business of the Company as conducted or the Proposed Business (i) is legally valid, binding and enforceable and is in full force and effect, and (ii) immediately after the Closing, will continue in full force and effect on identical terms and conditions to those in effect prior to the Closing.

                  (c) The Company has not received any communication alleging that the Company is interfering with, infringing, misappropriating or violating or, by conducting Proposed Business, would materially interfere with, infringe, misappropriate or violate any of the Intellectual Property of any other person or entity (including any claim that the Company must license or refrain from using any Intellectual Property rights of any third party).

                  (d) The Company is not aware that any of its employees is obligated under any contract (including licenses, covenants or commitments of any nature) or other agreement, or subject to any judgment, decree or order of any court or administrative agency, that would interfere with the use of such employee's best efforts to promote the interests of the Company or that would conflict with the Proposed Business. Neither the execution nor delivery of this Agreement, nor the carrying on of the Company's business by the employees of and consultants to the Company, nor the conduct of the Proposed Business, will, to the Company's knowledge, conflict with or result in a breach of the terms, conditions or provisions of, or constitute a default under, any contract, covenant or instrument under which any of such employees or consultants is now obligated. The Company does not believe it is or will be necessary to utilize any inventions of any of its employees (or people it currently intends to hire) made prior to their employment by the Company, except those formally assigned or transferred to the Company by such employees.

                  (e) Each of the Company's employees who, either alone or in concert with others, (i) developed, invented, discovered, derived, programmed or designed Intellectual Property or Inventions (as defined below), (ii) is currently engaged in any research activities for the development, invention, discovery, programming or design of Intellectual Property or Inventions, or
(iii) has knowledge of or access to information about Intellectual Property or Inventions, has entered into a confidential information and inventions assignment agreement in a form set forth in the Schedule of Exceptions. "Inventions" means all inventions, developments and discoveries which during the period of an employee's service to the Company he or she makes or conceives of, either solely or jointly with others, that relate to any subject matter with which his or her work for the Company may be concerned, or relate to or are connected with the business, products, services or projects of the Company, or relate to the actual or demonstrably anticipated research or development of the Company or involve the use of the Company's funds, time, material, facilities or trade secret information, except as excluded pursuant to applicable law. The Company is not aware that any of its employees is in violation thereof, and the Company will use commercially reasonable efforts to prevent any such violation.

     2.10 Restructuring Agreements

     The execution and delivery by the Company of each of the Restructuring Agreements, (as defined in Section 2.10 of the Schedule of Exceptions), and the performance by the Company of its obligations thereunder have been duly authorized by all necessary corporate action on the part of the Company. The Restructuring Agreements constitute the valid and legally binding obligation of the Company, enforceable in accordance with their respective terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors' rights generally, and (ii) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies.

     2.11 Compliance with Other Instruments

     The Company is not in violation or default of any provision of its Articles of Incorporation or Bylaws, or in any material respect of any instrument, judgment, order, writ, decree or contract to which it is a party or by which it is bound, or, to the best of its knowledge, of any provision of any federal or state statute, rule or regulation applicable to the Company. The execution, delivery and performance of this Agreement, the Related Agreements and the Restructuring Agreements, and the consummation of the transactions contemplated hereby and thereby will not result in any such violation or be in conflict with or constitute, with or without the passage of time and giving of notice, either a default under any such provision, instrument, judgment, order, writ, decree or contract or an event that results in the creation of any lien, charge or encumbrance upon any assets of the Company or the suspension, revocation, impairment, forfeiture, or nonrenewal of any material permit, license, authorization, or approval applicable to the Company, its business or operations or any of its assets or properties.

     2.12 Agreements; Action

          (a) Except for agreements explicitly contemplated hereby, the Related Agreements, and the Restructuring Agreements, there are no agreements or understandings between the Company and any of its executive officers, directors, affiliates, or any affiliate thereof.

          (b) There are no agreements, understandings, instruments, or contracts (other than the Restructuring Agreements and the licenses, options, or other agreements relating to the Company's Intellectual Property which are listed on Section 2.9(a) of the Schedule of Exceptions), nor any judgments, orders, writs or decrees to which the Company is a party or by which it is bound, (i) that may involve obligations (contingent or otherwise) of, or payments to the Company in excess of, $250,000, or (ii) contain provisions which materially restrict the development, manufacture or distribution of the Company's products or services.

          (c) The Company has not (i) declared or paid any dividends or authorized or made any distribution upon or with respect to any class or series of its capital stock, (ii) incurred any indebtedness for money borrowed or any other liabilities individually in excess of $250,000 individually, (iii) made any loans or advances to any person, other than ordinary advances for travel or other business expenses, or (iv) sold, licensed (other than pursuant to the licenses which are listed on Section 2.9(a) of the Disclosure Schedule), exchanged or otherwise disposed of any of its assets or rights which are material to the conduct of the Company's business as now conducted or the Proposed Business.

          (d) The Company is not a guarantor, indemnitor, surety or other obligor of any indebtedness of any other Person.

          (e) For the purposes of subsections (b) and (c) above, all indebtedness, liabilities, agreements, understandings, instruments, contracts and transactions involving the same person or entity (including persons or entities the Company has reason to believe are affiliated therewith) shall be aggregated for the purpose of meeting the individual minimum dollar amounts of such subsections.

     2.13 Related-Party Transactions

     No executive officer or director of the Company or member of his or her immediate family is indebted to the Company, nor is the Company indebted (or committed to make loans or extend or guarantee credit) to any of them, except for reimbursement of travel expenses, expenses for purchase of computers and similar expenses incurred in the ordinary course at the request of the Company. To the Company's knowledge, none of such persons has any direct or indirect ownership interest in any firm or corporation with which the Company is affiliated or with which the Company has a business relationship, or any firm or corporation that competes with the Company, except that executive officers or directors of the Company and members of their immediate families may own up to 5% of the capital stock of a publicly traded company with which the Company is affiliated or has a business relationship. No member of the immediate family of any executive officer or director of the Company is directly or indirectly interested in any material contract with the Company.

     2.14 Permits

     The Company has all franchises, permits, licenses, and any similar authority necessary for the conduct of its business as now being conducted by it, the lack of which could have a Material Adverse Effect. The Company is not in default in any material respect under any of such franchises, permits, licenses, or other similar authority.

     2.15 Environmental Laws

          (a) To the best of the Company's knowledge, the Company is and has been in compliance with all Environmental Laws and has obtained all necessary Environmental Permits, all of which are in full force and effect except where the failure to comply with such Environmental Laws or to obtain or maintain in full force and effect such Environmental Permits would not have a Material Adverse Effect.

          (b) To the best of the Company's knowledge, except (i) as used in the ordinary course of the Company's business and in compliance with Environmental Laws, or (ii) as would reasonably not be expected to result in a Material Adverse Effect, no Hazardous Material has been stored, accumulated, released, spilled, discharged, dumped, disposed of or otherwise come to be located in, at, beneath or near any of the Company's real or leased property or any properties or assets formerly owned, operated or otherwise controlled by the Company.

          (c) The Company has not received any oral or written notice, claim, demand, suit or request for information from any governmental entity or person with respect to any liability or alleged liability under any Environmental Law that would be reasonably likely to result in a Material Adverse Effect.

          "Environmental Law" shall mean all applicable federal, State, county or local statutes, laws, regulations, guidances, rules, ordinances, codes, licenses, permits, judgments, writs, decrees, injunctions or orders of any governmental entity having jurisdiction and enforcement authority over the Property relating to environmental (air, water, groundwater, soil, noise and odor) matters, including without limitation, the Clean Air Act, the Federal Water pollution Control Act, the Resource Conservation and Recovery Act, as amended by the Hazardous and Solid Waste Amendments of 1984, the Comprehensive Environmental Response, Compensation and Liability Act, as amended by the Superfund Amendments and Reauthorization Act of 1986, the Hazardous Materials Transportation Act, the Toxic Substances

Control Act, the Washington Hazardous Waste Management Act and the Washington Model Toxics Control Act.

          "Environmental Permits" shall mean all permits, licenses, approvals, authorizations, consents or registrations required under applicable Environmental Law.

          "Hazardous Material" shall mean any chemical, mixture, compound, instrumentality, pollutant or other substance, including, without limitation radioactive materials, regulated under any Environmental Law.

     2.16 Registration Rights and Voting Rights

     Except as provided in the Rights Agreement, the Company has not granted or agreed to grant any registration rights, including piggyback rights, to any person or entity. Except as contemplated in the Shareholders' Agreement, the Company is not a party or subject to any agreement or understanding, and, to the best of the Company's knowledge, there is no agreement or understanding between any persons and/or entities, which affects or relates to the voting or giving of written consents with respect to any security or by a director of the Company.

     2.17 Title to Property and Assets

     The Company has good and marketable title to its real properties and good and sufficient title to its other assets, including all such properties and assets reflected in its most recent audited balance sheet or purported to have been acquired by the Company after the date of such balance sheet (except as sold or otherwise disposed of in the ordinary course of business or in accordance with the Restructuring Agreements), in each case free and clear of all mortgages, liens, loans and encumbrances, except such encumbrances and liens that arise in the ordinary course of business and do not materially impair the Company's ownership or use of such property or assets. With respect to the property and assets it leases, the Company is in compliance with such leases and, to the best of its knowledge, holds a valid leasehold interest free of any liens, claims or encumbrances.

     2.18 Employee Benefit Plans

          (a) Section 2.18 of the Schedule of Exceptions sets forth: (i) all "employee benefit plans", as defined in Section 3(3) of the U.S. Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and all other material employee benefit arrangements, maintained by the Company, or to which the Company is a party or is required to contribute, or with respect to which the Company has any material liability (the "Employee Benefit Plans").

          (b) Except as set forth in Section 2.18 of the Schedule of Exceptions, during the last six years, neither the Company nor any ERISA Affiliate has sponsored, maintained or contributed to (or has been obligated to contribute to) any "employee pension benefit plans", as defined in Section 3(2) of ERISA, that is subject to Title IV of ERISA or Section 412 of the Code (each such plan identified in the Schedule of Exceptions is referred to as a "Title IV Plan"). To the Company's knowledge, (i) no Title IV Plan has an "accumulated funding deficiency" as defined in Section 412 of the Code, whether or not waived, and (ii) neither the Company nor any ERISA Affiliate has incurred any material liability to the Pension Benefit Guaranty Corporation, which liability has not been satisfied. For purposes of Section 2.18, "ERISA Affiliate" means any trade or business that together with the Company is (or at the relevant time was) treated as a single employer with the Company under Section 414(b), (c),
(m), or (o) of the Code.

          (c) None of the Employee Benefit Plans is a multiemployer plan, as defined in Section 3(37) of ERISA, and during the last six years neither the Company nor any ERISA Affiliate has incurred any material liability due to its withdrawal from, the termination or reorganization of a multiemployer plan, which liability has not been satisfied.

          (d) To the best of the Company's knowledge, there has been no violation of ERISA or the Code or any other law relating to employment or employees which could reasonably be expected to result in any material liability, tax or penalty to the Company. Each Employee Benefit Plan that is intended to qualify under Section 401 of the Code is the subject of an unrevoked favorable determination letter from the Internal Revenue Service ("IRS") with respect to such qualification, and, to the best of the Company's knowledge, nothing has occurred with respect to the operation of any such Employee Benefit Plan that could reasonably be expected to cause the loss of such plan's qualification.

          (e) There are no pending claims or lawsuits which have been asserted or instituted against any of the Employee Benefit Plans, or against the Company with respect to such plans, (other than routine benefit claims) which claims or lawsuits if decided adversely to the Company would result in a material liability to the Company, nor does the Company have knowledge of facts which could reasonably be expected to form the basis for any such claim or lawsuit.

          (f) Except as set forth in Section 2.18 of the Schedule of Exceptions, neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will (i) result in a material payment becoming due to any employee (current, former or retired) of the Company, (ii) increase by a material amount any benefits otherwise payable under any Employee Benefit Plan, or

(iii) result in any material payment becoming due to any employee that would be nondeductible under Section 280G of the Code.

     2.19 Tax Returns, Payments and Elections

     The Company has filed all tax returns and reports (including information returns and reports) as required by law. These returns and reports are true and correct in all material respects. The Company has paid all taxes and other assessments due, except those contested by it in good faith that are listed in the Schedule of Exceptions. The Company has not elected pursuant to the Internal Revenue Code of 1986, as amended (the "Code"), to be treated as a Subchapter S corporation or a collapsible corporation pursuant to Section 1362(a) or Section 341(f) of the Code, nor has it made any other elections pursuant to the Code (other than elections that relate solely to methods of accounting, depreciation or amortization) that would have a Material Adverse Effect. The Company has never had any tax deficiency proposed or assessed against it and has not executed any waiver of any statute of limitations on the assessment or collection of any tax or governmental charge. None of the Company's federal income tax returns and none of its state income or franchise tax or sales or use tax returns has ever been audited by governmental authorities. Since the date of the Company's inception, the Company has not incurred any taxes, assessments or governmental charges other than in the ordinary course of business and the Company has made adequate provisions on its books of account for all taxes, assessments and governmental charges with respect to its business, properties and operations for such period. The Company has withheld or collected from each payment made to each of its employees, the amount of all taxes (including, but not limited to, federal income taxes, Federal Insurance Contribution Act taxes and Federal Unemployment Tax Act taxes) required to be withheld or collected therefrom, and has paid the same to the proper tax receiving officers or authorized depositories.

     2.20 Employment and Labor Matters

          (a) The Company is in compliance in all material respects with all laws regarding employment, wages, hours, equal opportunity, collective bargaining and payment of social security and other taxes. The Company is not engaged in any unfair labor practice or discriminatory employment practice and no complaint of any such practice against the Company has been filed or, to the best of the Company's knowledge, threatened to be filed with or by the National Labor Relations Board, the Equal Employment Opportunity Commission or any other administrative agency, federal or state, that regulates labor or employment practices, nor is any grievance filed or, to the best of the Company's knowledge, threatened to be filed, against the Company by any employee pursuant to any collective bargaining or other employment agreement to which the Company is a party or is bound. The Company is in compliance in all material respects with all applicable foreign, federal, state and local laws and regulations regarding occupational safety and health standards, and has received no complaints from any foreign, federal, state or local agency or regulatory body alleging violations of any such laws and regulations.

                  (b) The employment of each officer and employee of the Company is terminable at the will of the Company. The Company has complied in all material respects with all applicable state and federal equal employment opportunity and other laws related to employment and there are no claims pending or threatened against the Company by any current or former employees other than routine claims for benefits under the Employee Benefit Plans.

         2.21     Brokers

         The Company has no contract, arrangement or understanding with any broker, finder or similar agent with respect to the transactions contemplated by this Agreement except that the Company will be responsible for the payment of the commission due and owing Lehman Brothers ("Lehman") upon closing of such transaction pursuant to arrangements between Novo Nordisk and Lehman.

         2.22     Absence of Certain Developments

         Since December 31, 1999, except as contemplated in the Restructuring Agreements there has been no (i) change or event that would have a Material Adverse Effect, (ii) material loss, destruction or damage to any property of the Company, whether or not insured, (iii) acceleration or prepayment of any indebtedness for borrowed money or the refunding of any such indebtedness, (iv) labor trouble involving the Company or any material change in their personnel or the terms and conditions of employment, (v) waiver of any valuable right, (vi) loan or extension of credit to any officer or employee of the Company or (vii) acquisition or disposition of any material assets (or any contract or arrangement therefor), or any other material transaction by the Company or any subsidiary otherwise than for fair value in the ordinary course of business.

         2.23     Illegal or Unauthorized Payments; Political Contributions

         Neither the Company nor, to the best of the Company's knowledge (after reasonable inquiry of its officers and directors), any of the officers, directors, employees, agents or other representatives of the Company or any other business entity or enterprise with which the Company is or has been affiliated or associated, has, directly or indirectly on behalf of the Company, made or authorized any payment, contribution or gift of money, property, or services, whether or not in contravention of applicable law, (i) as a kickback or bribe to any person or (ii) to any political organization, or the holder of or any aspirant to any elective or appointive public office except for personal political contributions not involving the direct or indirect use of funds of the Company.

         2.24     Insurance

         The Company and its properties are insured in such amounts, against such losses and with such insurers as are prudent when considered in light of the nature of the properties and businesses of the Company. Section 2.24 of the Schedule of Exceptions sets forth a true and complete listing of the insurance policies of the Company as in effect on the date hereof, including in each case the applicable coverage limits, deductibles and the policy expiration dates. No notice of any termination or threatened termination of any of such policies has been received and such policies are in full force and effect.

         2.25     Full Disclosure

         The Company has fully provided each Investor with all the information which such Investor has requested for deciding whether to purchase Series B Shares. Neither this Agreement, the Rights Agreement, the Co-Sale Agreement, the Shareholders' Agreement nor any other statements or certificates made or delivered pursuant hereto, when taken together, contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements herein or therein not misleading in light of the circumstances under which they were made.

         2.26     Minute Books

         The minute books of the Company contain a complete summary of all meetings (or actions by consent in lieu of meetings) of directors, committees of directors and shareholders since the time of incorporation and reflect all transactions referred to in such minutes accurately in all material respects, and complete copies have been provided to counsel for the Investors.

         2.27     Knowledge

         As used in this Section 2, the term "to the best of the Company's knowledge" means, with respect to a representation or warranty so qualified, the actual knowledge (after reasonable inquiry) of (i) the executive officers of the Company and (ii) senior personnel of the Company who are regularly responsible for the Company's functional or operational areas (such as, by way of example only, finance, accounting, employee benefits or intellectual property legal matters) which are relevant to the specific representation or warranty so qualified.

2A.      Representations and Warranties of Novo Nordisk

         Novo Nordisk hereby represents and warrants that:

         2A.1     Restructuring Agreements

         The execution and delivery by Novo Nordisk of each of the Restructuring Agreements, and the performance by Novo Nordisk of its obligations thereunder, have been duly authorized by all necessary corporate action on the part of Novo Nordisk. The Restructuring Agreements constitute the valid and legally binding obligation of Novo Nordisk, enforceable in accordance with their respective terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors' rights generally, and (ii) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies.

         2A.2     Intellectual Property

         Novo Nordisk has no knowledge of any information that, if known to the Company, would cause any of the representations and warranties made by the Company in Section 2.9 hereof not to be true and correct in any material respect. For the purposes of this Section 2A.2, "knowledge" of Novo Nordisk means the actual knowledge of Finn Benned Hansen and Pierre Honore acquired in connection with the preparation and negotiation of the Restructuring Agreements.

3.       Representations and Warranties of the Investors

         Each Investor hereby represents and warrants, severally and not jointly, that:

         3.1      Authorization

         Such Investor has full power and authority to enter into this Agreement and the Related Agreements, and each such agreement constitutes its valid and legally binding obligation, enforceable in accordance with its terms except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors' rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies, and (iii) to the extent the indemnification provisions contained in the Rights Agreement may be limited by applicable federal or state securities laws.

         3.2      Purchase Entirely for Own Account

         This Agreement is made with such Investor in reliance upon such Investor's representation to the Company, which by such Investor's execution of this Agreement such Investor hereby confirms, that the Series B Shares to be received by such Investor and the Conversion Shares (collectively, the "Securities") will be acquired for investment for such Investor's own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and that such Investor has no present intention of selling, granting any participation in, or otherwise distributing the same. By executing this Agreement, such Investor further represents that such Investor does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participations to such person or to any third person, with respect to any of the Securities.

         3.3      Disclosure of Information

         Such Investor has received all the information it considers necessary or appropriate for deciding whether to purchase Series B Shares. Such Investor further represents that it has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the offering of the Series B Shares and the business, properties, prospects and financial condition of the Company. The foregoing, however, does not limit or modify the representations and warranties of the Company in Section 2 of this Agreement or the right of the Investors to rely thereon.

         3.4      Investment Experience

         Such Investor is an investor in securities of companies in the development stage and acknowledges that it is able to fend for itself, can bear the economic risk of its investment, including a total loss, and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the investment in the Series B Shares. If other than an individual, such Investor also represents it has not been organized for the purpose of acquiring the Series B Shares.

         3.5      Accredited Investor

         Such Investor is an "accredited investor" within the meaning of Rule 501 of Regulation D promulgated under the Securities Act.

         3.6      Restricted Securities

         Such Investor understands that the Securities have not been, and will not be, registered under the Securities Act, by reason of a specific exemption from the registration provisions of the Securities Act which depends upon, among other things, the bona fide nature of the investment intent and the accuracy of the Investor's representations as expressed herein. The Investor understands that the Securities are characterized as "restricted securities" under applicable U.S. federal and state securities laws and that, pursuant to these laws, the Investor must hold the Securities indefinitely unless subsequently registered with the Securities and Exchange Commission and qualified by state authorities, or an exemption from such registration and qualification requirements is available. Other than as contained in the Rights Agreement, the Investor acknowledges that the Company has no obligation to register or qualify the Securities for resale. The Investor further acknowledges that if an exemption from registration or qualification is available, it may be conditioned on various requirements including, but not limited to, the time and manner of sale, the holding period for the Securities, and on requirements relating to the Company which are outside of the Investor's control, and which the Company, other than as contained in the Rights Agreement, is under no obligation and may not be able to satisfy.

         3.7      Further Limitations on Disposition

         Without in any way limiting the representations set forth above, such Investor further agrees not to make any disposition of all or any portion of the Securities unless and until the transferee has agreed in writing for the benefit of the Company to be bound by this Section 3 and the Related Agreements provided and to the extent this Section and such agreement are then applicable, and:

                  (a) There is then in effect a Registration Statement under the Securities Act covering such proposed disposition and such disposition is made in accordance with such Registration Statement; or

                  (b) (i) Such Investor shall have notified the Company of the proposed disposition and shall have furnished the Company with a detailed statement of the circumstances surrounding the proposed disposition, and (ii) if requested by the Company, such Investor shall have furnished the Company with an opinion of counsel, reasonably satisfactory to the Company, that such disposition will not require registration of such shares under the Securities Act.

         3.8      Legends

         It is understood that the certificates evidencing the Securities may bear one or all of the following legends:

         "THE SECURITIES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT") OR APPLICABLE STATE SECURITIES LAWS, AND NEITHER THE SECURITIES NOR ANY INTEREST THEREIN MAY BE SOLD,

DISTRIBUTED, ASSIGNED, OFFERED, PLEDGED OR OTHERWISE TRANSFERRED UNLESS (A) THERE IS AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT AND APPLICABLE STATE SECURITIES LAWS COVERING ANY SUCH TRANSACTION INVOLVING SAID SECURITIES, (B) THIS CORPORATION RECEIVES AN OPINION OF LEGAL COUNSEL FOR THE HOLDER OF THESE SECURITIES SATISFACTORY TO THIS CORPORATION STATING THAT SUCH TRANSACTION IS EXEMPT FROM REGISTRATION, OR (C) THIS CORPORATION OTHERWISE SATISFIES ITSELF THAT SUCH TRANSACTION IS EXEMPT FROM REGISTRATION."

         3.9      No Public Market

         Such Investor understands that no public market now exists for any securities issued by the Company, and that the Company has made no assurances that a public market for the securities will ever exist.

4.       Conditions of Investors' Obligations at Closing

         The obligations of each of the Investors to purchase Series B Shares are subject to the fulfillment on the Closing of each of the following conditions, the waiver of which shall not be effective against any Investor who does not consent thereto:

         4.1      Representations and Warranties

         The representations and warranties of the Company contained in Section 2 shall be true on and as of the Closing with the same effect as though such representations and warranties had been made on and as of the date the Closing.

         4.2      Performance

         The Company shall have performed and complied with all agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by it on or before the Closing.

         4.3      Compliance Certificate

         The Chief Executive Officer and the Chief Financial Officer of the Company shall have signed and delivered to the Investors at the Closing a certificate stating that the conditions specified in Sections 4.1 and 4.2 have been fulfilled.

     4.4  Restated Articles; Secretary's Certificate

     The Restated Articles shall have been duly filed with the Secretary of State of the State of Washington and Company shall have delivered to the Investors a copy of the Company's Restated Articles and Bylaws, as then in effect, certified by the Company's Secretary as true and correct as of the Closing.

     4.5  Qualifications

     All authorizations, approvals, or permits, if any, of any governmental authority or regulatory body of the United States or of any state that are required in connection with the lawful issuance and sale of the Securities pursuant to this Agreement shall be duly obtained and effective as of the Closing, including, without limitation, such filings and approvals as may be required under the Hart-Scott Rodino Antitrust Improvement Act of 1976, as amended.

     4.6  Rights Agreement

     The Company, Novo Nordisk Pharmaceuticals, Inc. ("NNPI") and each Investor shall have entered into the Rights Agreement.

     4.7  Co-Sale Agreement

     The Company and each Investor shall have entered into the Co-Sale
Agreement.

     4.8  Shareholders' Agreement

     The Company, Novo Nordisk, NNPI and each of the Investors shall have entered into the Shareholders' Agreement.

     4.9  Restructuring Agreements

     Each of the Restructuring Agreements shall be in full force and effect on the date of the Closing.

     4.10 Executive Employment Agreement

     The Services Contract dated September 25, 1997 between Bruce L.A. Carter ("Carter") and the Company shall have been terminated and the Company and Carter shall have entered into an employment agreement in a form reasonably acceptable to WPEP.

     4.11 Opinion of Company Counsel

     The Investors shall have received an opinion of Perkins Coie LLP dated as of the Closing, substantially in the form attached hereto as Exhibit G.
                                                             ---------

     4.12 Proceedings and Documents

     All corporate and other proceedings in connection with the transactions contemplated at the Closing and all documents incident thereto shall be reasonably satisfactory in form and substance to the Investors, and they shall have received all such counterpart original and certified or other copies of such documents as they many reasonably request.

5.   Conditions of the Company's Obligations at Closing

     The obligations of the Company to sell Series B Shares to the Investors are subject to the fulfillment on the Closing of each of the following conditions:

     5.1  Representations and Warranties

     The representations and warranties of the Investors contained in Section 3 shall be true on and as of the Closing with the same effect as though such representations and warranties had been made on and as of the date of the Closing.

     5.2  Payment of Purchase Price

     The Investor shall have delivered the purchase price specified in Section 1.2.

     5.3  Qualifications

     All authorizations, approvals, or permits, if any, of any governmental authority or regulatory body of the United States or of any state that are required in connection with the lawful issuance and sale of the Securities pursuant to this Agreement shall be duly obtained and effective as of the Closing, including, without limitation, such filings and approvals as may be required under the Hart-Scott Rodino Antitrust Improvement Act of 1976, as amended.

     5.4  Rights Agreement

     The Company, NNPI and each Investor shall have entered into the Rights Agreement.

     5.5  Co-Sale Agreement

     The Company and each Investor shall have entered into the Co-Sale
Agreement.

     5.6  Shareholders' Agreement

     The Company, NNPI and each Investor shall have entered into the Shareholders' Agreement.

6.   Covenants Pending Closing

     (a) Pending the Closing the Company will not, without WPEP's prior written consent, take any action which would result in any of the representations or warranties contained in this Agreement not being true at and as of the time immediately after such action, or in any of the covenants contained in this Agreement becoming incapable of performance. The Company will promptly advise the Investors of any action or event of which it becomes aware which has the effect of making incorrect any of such representations or warranties or which has the effect of rendering any of such covenants incapable of performance.

     (b) Each of the parties shall execute such documents and other papers and take such further actions as may be reasonably required or desirable to carry out the provisions hereof and the transactions contemplated hereby. Each such party shall use its reasonable best efforts to fulfill or obtain the fulfillment of the conditions to the Closing as promptly as practicable.

     (c) Pending the closing, the Company and Novo Nordisk shall not, without WPEP's prior written consent, amend, modify or terminate any of the Restructuring Agreements.

     (d) Pending the closing, the Company shall not, without WPEP's prior written consent, enter into any agreement with Novo Nordisk (other than this Agreement, the Related Agreements and the Restructuring Agreements) or with any other party other than in the ordinary course of business.

7.   Miscellaneous

     7.1  Survival of Warranties

     The warranties, representations and covenants of the Company and Investors contained in or made pursuant to this Agreement shall survive the execution and delivery of this Agreement and the Closing hereunder and shall in no way be affected by any investigation of the subject matter thereof made by or on behalf of the Investors or the Company.

     7.2  Successors and Assigns

     Except as otherwise provided herein, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties (including transferees of any Securities). Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

     7.3  Governing Law; Jurisdiction; Venue

     This Agreement shall be governed by and construed under the laws of the State of Washington as applied to agreements among Washington residents entered into and to be performed entirely within Washington, without giving effect to principles of conflicts of laws. The parties irrevocably consent to the jurisdiction and venue of the state and federal courts located in King County, Washington in connection with any action relating to this Agreement.

     7.4  Counterparts

     This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     7.5  Titles and Subtitles

     The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

     7.6  Notices

     Unless otherwise provided, any notice required or permitted under this Agreement shall be given in writing and shall be deemed effectively given upon personal delivery to the party to be notified, or upon confirmed facsimile transmission, or one business day after deposit with a nationally recognized overnight courier service, or upon deposit with the United States Post Office, by registered or certified mail, postage prepaid and addressed to the party to be notified (i) if to the Company or Novo Nordisk, at the address indicated for such party on the signature page hereof, or (ii) if to an Investor, at the address indicated for such party on Exhibit

A hereto, or at such other address as such party may designate by ten (10) days' advance written notice to the other parties.

     7.7  Finder's Fee

     Except as described in Section 2.21 above, each party represents that it neither is nor will be obligated for any finders' fee or commission in connection with this transaction. Each Investor agrees to indemnify and to hold harmless the Company from any liability for any commission or compensation in the nature of a finders' fee (and the costs and expenses of defending against such liability or asserted liability) for which such Investor or any of its officers, partners, employees, or representatives is responsible. The Company agrees to indemnify and hold harmless each Investor from any liability for any commission or compensation in the nature of a finders' fee (and the costs and expenses of defending against such liability or asserted liability) for which the Company or any of its officers, employees or representatives is responsible.

     7.8  Fees and Expenses

     Each party to this Agreement shall pay all costs and expenses that it incurs with respect to the negotiation, execution, delivery and performance of this Agreement and the Related Agreements, except that the Company shall be responsible for the payment of the State of Washington real estate excise tax attributable to the transactions contemplated by this Agreement. If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement or the Related Agreements, including an arbitration, the prevailing party shall be entitled to reasonable attorney's fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled.

     7.9  Amendments and Waivers

     Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the holders of a majority of outstanding Series B Shares (or Conversion Shares issued upon conversion thereof). Any amendment or waiver effected in accordance with this paragraph shall be binding upon each holder of any securities purchased under this Agreement at the time outstanding (including securities into which such securities are convertible), each future holder of all such securities, and the Company.

     7.10 Severability

     If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

     7.11 Entire Agreement

     This Agreement (including the exhibits hereto) and the documents referred to herein constitute the full and entire agreement among the parties and no party shall be liable or bound to any other party in any manner by any warranties, representations, or covenants, except as specifically set forth herein or therein.

     7.12 Exculpation Among Investors

     Each Investor acknowledges that it is not relying upon any person, firm or corporation (including without limitation, any other Investor), other than the Company and its officers and directors (acting in their capacity as representatives of the Company), in making its investment or decision to invest in the Company. Each Investor agrees that neither any other Investor, nor the respective controlling persons, officers, directors, partners, agents or employees of any other Investor, shall be liable to such Investor for any losses incurred by such Investor in connection with its investment in the Company.

                           [Signature Pages Follow]

     IN WITNESS WHEREOF, the parties have executed this Series B Preferred Stock Purchase Agreement as of the date first above written.

                                         ZYMOGENETICS, INC.



                                         By: /s/ Bruce L.A. Carter
                                             --------------------
                                             Bruce L. A. Carter
                                             Its President and CEO

                                         Address: 1201 Eastlake Avenue East
                                                  Seattle, WA  98102
                                         Attn:    Bruce L.A. Carter

                                         Facsimile No.: (206) 442-6608

                                         NOVO NORDISK A/S



                                         By: /s/ Mads Ovlisen
                                             ----------------
                                             Mads Ovlisen
                                             Its President and CEO

                                         Address: Novo Alle
                                                  DK-2880
                                                  Bagsvaerd, Denmark
                                         Attn:    General Counsel
                                         Facsimile No.: 45 44 98 06 70

                                          INVESTORS:


                                          WARBURG, PINCUS EQUITY
                                          PARTNERS, L.P.

                                          By: Warburg, Pincus & Co.
                                              Its General Partner



                                              By: /s/Jonathan Leff
                                                  ----------------
                                                  Jonathan Leff, Partner


                                          WARBURG, PINCUS NETHERLANDS
                                          EQUITY PARTNERS I, C.V.

                                          By: Warburg, Pincus & Co.
                                              Its General Partner



                                              By: /s/Jonathan Leff
                                                  ----------------
                                                  Jonathan Leff, Partner


                                          WARBURG, PINCUS NETHERLANDS
                                          EQUITY PARTNERS II, C.V.

                                          By: Warburg, Pincus & Co.
                                              Its General Partner



                                              By: /s/Jonathan Leff
                                                  ----------------
                                                  Jonathan Leff, Partner

                                        WARBURG, PINCUS NETHERLANDS
                                        EQUITY PARTNERS III, C.V.

                                        By: Warburg, Pincus & Co.
                                            Its General Partner



                                            By: /s/Jonathan Leff
                                                ----------------
                                                Jonathan Leff, Partner

                                        APAX EXCELSIOR VI, L.P.

                                        By: Apax Excelsior VI Partners, L.P.
                                            Its General Partner

                                        By: Patricof & Co. Managers, Inc.
                                            Its General Partner


                                        By: /s/Lori Rafield
                                            ---------------
                                        Name: Lori Rafield, PhD
                                        Title: Vice President


                                        APAX EUROPE IV - A, L.P.
                                        (Delaware USA Limited Partnership)

                                        /s/Lori Rafield
                                        ---------------

                                        For and on behalf of Apax Europe IV GP
                                        Co. Limited acting in its capacity as
                                        managing general partner of Apax Europe
                                        IV GP, L.P. acting in its capacity as
                                        managing general partner of Apax Europe
                                        IV - A, L.P.

                                         APAX EUROPE IV - B, L.P.
                                         (English Limited Partnership)

                                         /s/Lori Rafield
                                         ---------------

                                         For and on behalf of Apax Europe IV GP
                                         Co. Limited acting in its capacity as
                                         managing general partner of Apax Europe
                                         IV GP, L.P. acting in its capacity as
                                         managing general partner of Apax Europe
                                         IV - B, L.P.


                                         APAX EUROPE IV C, GMBH & CO.KG
                                         (German Limited Partnership)

                                         /s/Lori Rafield
                                         ---------------

                                         For and on behalf of Apax Europe IV GP
                                         Co. Limited acting in its capacity as
                                         managing general partner of Apax Europe
                                         IV GP, L.P. acting in its capacity as
                                         managing general partner of Apax Europe
                                         IV C Gmbh & Co.KG


                                         APAX EUROPE IV - D, L.P.
                                         (English Limited Partnership)

                                         /s/Lori Rafield
                                         ---------------

                                         For and on behalf of Apax Europe IV GP
                                         Co. Limited acting in its capacity as
                                         managing general partner of Apax Europe
                                         IV GP, L.P. acting in its capacity as
                                         managing general partner of Apax Europe
                                         IV - D, L.P.

                                         APAX EUROPE IV - E, L.P.
                                         (English Limited Partnership)

                                         /s/Lori Rafield
                                         ---------------

                                         For and on behalf of Apax Europe IV GP
                                         Co. Limited acting in its capacity as
                                         managing general partner of Apax Europe
                                         IV GP, L.P. acting in its capacity as
                                         managing general partner of Apax Europe
                                         IV - E, L.P.


                                         APAX EUROPE IV - F, C.V.
                                         (Dutch Limited Partnership)

                                         /s/Lori Rafield
                                         ---------------

                                         For and on behalf of Apax Europe IV GP
                                         Co. Limited acting in its capacity as
                                         managing general partner of Apax Europe
                                         IV GP, L.P. acting in its capacity
                                         managing general partner of Apax Europe
                                         IV - F, C.V.


                                         APAX EUROPE IV - G, C.V.
                                         (Dutch Limited Partnership)

                                         /s/Lori Rafield
                                         ---------------

                                         For and on behalf of Apax Europe IV GP
                                         Co. Limited acting in its capacity as
                                         managing general partner of Apax Europe
                                         IV GP, L.P. acting in its capacity as
                                         managing general partner of Apax Europe
                                         IV - G, C.V.

                                         APAX EUROPE IV - H, GmBH & CO., K.G.
                                         (German Limited Partnership)

                                         /s/Lori Rafield
                                         ---------------

                                         For and on behalf of Apax Europe IV GP
                                         Co. Limited acting in its capacity as
                                         managing general partner of Apax Europe
                                         IV GP, L.P. acting in its capacity as
                                         attorney of Apax Europe IV- H, GmbH &
                                         Co.K.G.

                                         FRAZIER HEALTHCARE III, L.P.

                                         By: FHM III, L.L.C.
                                             Its General Partner

                                         By: /s/Nader Naini
                                             --------------
                                         Name: Nader Naini
                                         Title: Managing Member

                                         FRAZIER AFFILIATES III, L.P.

                                         By: FHM III, L.L.C.
                                             Its General Partner

                                         By: /s/Nader Naini
                                             --------------
                                         Name: Nader Naini
                                         Title: Managing Member

                                         PATRICOF PRIVATE INVESTMENT CLUB
                                         III, L.P.

                                         By: Apax Excelsior VI Partners, L.P.
                                             Its General Partner

                                         By: Patricof & Co. Managers, Inc.
                                             Its General Partner

                                         By: /s/Lori Rafield
                                             ---------------
                                         Name: Lori Rafield, PhD
                                         Title: Vice President

                                      VERTICAL FUND ASSOCIATES, L.P.

                                      By: Vertical Group, L.P.
                                          Its General Partner

                                      By: /s/Stephen D. Baksa
                                          -------------------
                                      Name: Stephen D. Baksa
                                      Title: General Partner

                                      NOVO A/S


                                      By: /s/Kurt A. Nielsen
                                          ------------------
                                      Name: Kurt Anker Nielsen
                                      Title: Deputy CEO and Corporate Executive
                                             Vice President

                                      SILVER TIDE HOLDING S.A.

                                      By: /s/Ernesto Bertarelli
                                          ---------------------
                                      Name: Ernesto Bertarelli


                                      /s/George Rathmann
                                      ------------------
                                      Dr. George Rathmann


                                      /s/David Hirsh
                                      --------------
                                      Dr. David Hirsh


                                      /s/Daniel Rifkin
                                      ----------------
                                      Dr. Daniel Rifkin


                                      /s/Edward Skolnik
                                      -----------------
                                      Dr. Edward Skolnik